Exhibit 10.10

STANDARD COMMERCIAL LEASE

ARTICLE 1.00  BASIC LEASE TERMS

1.01        Parties.  This lease agreement (“Lease”) is entered into by and between the following Lessor and Lessee:

PARKWAY POINT JOINT VENTURE	(“Lessor”)

MATHSTAR, INC.	(“Lessee”)

1.02        Leased Premises.  In consideration of the rents, terms, provisions and covenants of this Lease, Lessor hereby leases, lets and demises to Lessee the following described premises (“leased premises”):

3,525	(Approximate square feet)

PARKWAY POINT	(Name of building or project)

701 E. PLANO PARKWAY, SUITE 110	(Street address/suite number)

PLANO, TEXAS 75074	(City, State, and Zip Code)

1.03        Term.  Subject to and upon the conditions set forth herein, the term of this Lease shall commence October 1, 2003 (the “commencement date”) (the “completion date,” which Lessor shall use its best efforts to establish as October 1, 2003, and shall terminate on September 30, 2005.

1.04        Base Rent and Security Deposit.  Base rent is $2,790.63 per month.  Security deposit (due upon execution of this lease) is $2,790.63.

1.05        Addresses.

LESSOR	LESSEE

PARKWAY POINT JOINT VENTURE	MATHSTAR, INC.
P O BOX 795245	5900 GREEN OAK DR.
DALLAS, TEXAS 75379	MINNEAPOLIS, MN 55343

1.06	Permitted Use.	GENERAL OFFICE AND STORAGE

ARTICLE 2.00  RENT

2.01        Base Rent.  Lessee agrees to pay monthly as base rent without demand, offset or deduction during the term of this Lease the sum of money set forth in section 1.04 of this Lease which amount shall be payable to Lessor at the address shown above or to such other party or address as Lessor may from time to time designate.  One monthly installment of rent shall be due and payable on the date of execution of this Lease by Lessee for the first month’s rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the commencement date or completion date during the term of this Lease; provided, if the commencement date or the completion date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease.  Lessee shall pay, as additional rent, all other sums due under this Lease.  No payment by Lessee or receipt by Lessor of a lesser amount than the amount of Base Rent due shall be deemed to be other than on account of the earliest past due installment of Base Rent required to be paid hereunder.  No endorsement or statement on any check or in any letter accompanying any check or payment of Base Rent shall ever be deemed an accord and satisfaction and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of Base Rent then due or to pursue any remedy available under this Lease, at law or in equity.

2.02        Operating Expenses.  In the event Lessor’s operating expenses for the building and/or project of which the leased premises are a part shall, in any calendar year during the term of this Lease, exceed the sum of $   2003 BASE YEAR per square foot, Lessee agrees to pay as additional rent without demand, offset or deduction Lessee’s pro rata share of such excess operating expenses.  Lessor may invoice Lessee monthly or notify Lessee in writing the amount of the additional rent to be added to the monthly Base Rent for Lessee’s pro rata share of the estimated operating expenses for each calendar year, which amount shall be adjusted each year based upon anticipated operating expenses.  Within nine months following the close of each calendar year, Lessor shall provide Lessee an accounting showing in reasonable detail all computations of additional rent due under this section.  In the event the accounting show that the total of the monthly payments made by Lessee exceeds the amount of additional rent due by Lessee under this section, the accounting shall be accompanied by a refund.  In the event the accounting show that the total of the monthly payments made by Lessee is less than the amount of additional rent due by Lessee under this section, the account shall be accompanied by an invoice for the additional rent.  Notwithstanding any other provision in this Lease, during the year in which the Lease terminates, Lessor, prior to the termination date, shall have the option to invoice Lessee for Lessee’s pro rata share of the excess operating expenses based upon the previous year’s operating expenses.  If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Lessee applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including their termination date bears to 365.  Provided Lessee is not in default of any terms of this Lease, Lessee shall have the right, at its own expense, to audit Lessor’s books relevant to the additional rent payable under this section.  With respect to such audit, Lessee (i) may review Lessor’s books during office hours, (ii) must perform such audit at the location of Lessor’s books, (iii) must request such audit within thirty (30) days of receipt of its annual reconciliation of operating expenses, (iv) must deliver to Lessor a copy of the results of such audit, (v) may not audit the same calendar year more than one time and (vi) may only audit Lessor’s books should Lessee’s share of operating expenses increase from the previous calendar year.  Assignees of Lessee may only audit periods for which they occupy the Leased Premises and subtenants of Lessee shall have no audit rights.  Lessee agrees to pay any additional rent due under this section within ten days following receipt of the invoice or accounting showing additional rent due.

2.03        Definition of Operating Expenses.  The term “operating expenses” includes all expenses incurred by Lessor with respect to the maintenance and operation of the building of which the leased premises are a part, including, but not limited to, the following: maintenance, repair and replacement costs; security; management fees, wages and benefits payable to employees of Lessor whose duties are directly connected with the operation and maintenance of the building; all services, utilities, supplies, repairs, replacements, or other expenses for maintaining and operating the common parking and plaza areas; the cost, including interest, amortized over its useful life, of any capital improvement made to the building by Lessor after the date of this Lease which is required under any governmental law or regulation that was not applicable to the building at the time it was constructed; the cost, including interest, amortized over its useful life (such amortization shall be done using Generally Accepted Accounting Practices), of installation of any device or other equipment which improves the operating efficiency of any system within the leased premises and thereby reduces operating expenses; all other expenses which would generally be regarded as operating and maintenance expenses which would reasonably be amortized over a period not to exceed five years; all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owners’ associations which accrue against the building of which the leased premises are a part during the term of this Lease; fees paid to tax consultants, and all insurance premiums Lessor is required to pay or deems necessary to pay, including public liability insurance, with respect to the building.  The term operating expenses does not include the following: repairs, restoration or other work occasioned by fire, wind, the elements or other casualty; income and franchise taxes of Lessor; expenses incurred in leasing to or procuring of lessees, leasing commissions, advertising expenses and expenses for the renovating of space for new lessees; interest or principal payments on any mortgage or other indebtedness of Lessor; compensation paid to any employee of Lessor above the grade of property manager; any depreciation allowance or expense; or operating expenses which are the responsibility of Lessee.

2.04        Late Payment Charge.  Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Lessor on or before the tenth day of the month for which the rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the tenth day of the month next following the month in which Lessee was invoiced, a late payment charge of ten percent of such past due amount shall become due and payable in addition to such amounts owed under this Lease.  In addition, Lessor shall be entitled to charge fifty dollars ($50.00) for each check or payment which is not honored by Lessee’s bank.  Said charge to be in addition to any other amounts owed under this Lease and to be considered additional rent.

2.05        Increase in Insurance Premiums.  If an increase in any insurance premiums paid by Lessor for the building is caused by Lessee’s use of the leased premises in a manner other than as set forth in section 1.06, or if Lessee vacates the leased premises and causes an increase in such premiums, then Lessee shall pay as additional rent the amount of such increase to Lessor.

2.06        Security Deposit.  The security deposit set forth above shall be held by Lessor for the performance of Lessee’s covenants and obligations under this Lease, it being expressly understood that the deposit shall not be considered an advance payment of rental or a measure of Lessor’s damage in case of default by Lessee.  Upon the occurrence of any event of default by Lessee or breach by Lessee of Lessee’s covenants under this Lease, Lessor may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any, arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Lessor as a result of the event of default or breach of covenant, and any remaining balance of the security deposit shall be returned by Lessor to Lessee upon termination of this Lease.  If any portion of the security deposit is so used or applied, Lessee shall upon ten days written notice from Lessor, deposit with Lessor by cash or cashier’s check an amount sufficient to restore the security deposit to its original amount.  Lessor shall not be required to keep the security deposit separate from its other accounts and no trust relationship is created with respect to the security deposit.  No interest shall be paid on the security deposit.

2.07        Holding Over.  Lessee shall vacate the leased premises upon the expiration of the Lease Term or earlier termination of this Lease.  Lessee shall reimburse Lessor for and indemnify Lessor against all damages incurred by Lessor as a result of any delay by Lessee in vacating the leased premises.  If Lessee does not vacate the leased premises upon the expiration of the Lease Term or earlier termination of the Lease, Lessee’s occupancy of the leased premises shall be a “month to month” tenancy, subject to all the terms of Lease applicable to a month to month tenancy, except that Lessee shall pay Lessor as Base Rent for the period of such holdover an amount equal to two times the Base Rent which would have been payable by Lessee had the holdover period been a part of the original term of this Lease.  No holding over by Lessee, whether with or without the consent of Lessor shall operate to extend the term of this Lease.

2.08        Good Funds Payments.  If, for any reason whatsoever, any two or more payments by check from Lessee to Lessor for rent are dishonored and returned unpaid, thereafter, Lessor may, at Lessor’s sole option, upon written notice to Lessee, require that all future payments of rent for the remaining term of the Lease shall be made by cash, cashier’s check, or money order and that the delivery of Lessee’s personal or corporate check will no longer constitute payment of rent as provided in this Lease.  Any acceptance by Lessor of a payment for rent by Lessee’s personal check thereafter shall not be construed as a waiver of Lessor’s right to insist upon payment by good funds as set forth in this section 2.68.  Furthermore, if three consecutive monthly rental payments or any five monthly rental payments during the Lease Term (or any, renewal or extension thereof) are not received by Lessor on or before the tenth day of the month for which such rent was due, the Base Rent hereunder shall automatically become due and payable by Lessee in advance in quarterly installments equal to three months’ Base Rent each.  The first of such quarterly Base Rent payments shall be due and payable on the first day of the next succeeding calendar month and on the first day of every third calendar month thereafter.  This remedy shall be cumulative of any other remedies of Lessor under this Lease for non-payment of Rent.

ARTICLE 3.00  OCCUPANCY AND USE

3.01        Use.  Lessee warrants and represent to Lessor that the leased premises shall be used and occupied only for the purpose as set forth in section 1.06.  Lessee shall occupy the leased premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance.  Lessee shall not permit any operation which emits any odor or matter which intrudes into other portions of the building, use any apparatus or machine which makes undue noise or causes vibration in any portion of the building or otherwise interfere with, annoy or disturb any other lessee in its normal business operations or Lessor in its management of the building.  Lessee shall neither permit any waste on leased premises nor allow the leased premises to be used in any way which would, in the opinion of Lessor, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the building.  If at any time during the term of this Lease the State Board of Insurance or other insurance authority disallows any of Lessor’s sprinkler credits or imposes an additional penalty or surcharge in Lessor’s insurance premiums because of Lessee’s original or subsequent placement or use of storage racks or bins, method of storage or nature of Lessee’s inventory or any other act of Lessee, Lessee agrees to pay as additional rent the increase (between fire walls) in Lessor’s insurance premiums.  Notwithstanding the foregoing, Lessee shall have the option to terminate this Lease if a Certificate of Occupancy pursuant to Article 3.07 is not issued to Lessee and Lessor does not agree to make the changes necessary to allow Lessee to receive its Certificate of Occupancy.

3.02        Signs.  (A) Lessee shall not, without Lessor’s prior written consent (a) make any changes to or paint the store front; or (b) install any exterior lighting, decorations or paintings; or (c) erect or install any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Demised Premises.  All signs, decorations and advertising media shall conform in all respects to the sign criteria established by Lessor for the Building from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Lessor as to construction, method of attachment, size, shape, height, color and general appearance.  All signs shall be kept in good condition at all times.  Lessor reserves the right to designate a uniform type of sign for the Building to be installed and paid for by Lessee.

(B) The Lessee, upon vacation of the Demised Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting, and/or replacement of the building fascia surface where signs are attached.

3.03        Compliance with Laws, Rules, and Regulations.  Lessee, at Lessee’s sole cost and expense, shall comply with all laws, ordinances, orders, rules, and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over use, condition and occupancy of the leased premises.  Lessee will comply with the rules and regulations of the building adopted by Lessor which are set forth on a schedule attached to this Lease.  Lessor shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the building or the leased premises.  All changes and amendments to the rules and regulations of the building will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.  Should the Building of which the leased premises are a part not be classified as a “commercial facility which is a place of public accommodations” as defined in Title III of the Americans with Disabilities Act of 1990 (the Act) on the date hereof, and Lessee’s use, alterations or improvements thereafter cause the Building to be classified as such, Lessee shall be responsible for and shall indemnify Lessor against any and all costs and expenses of Lessor associated with complying with the Act.

3.04        Warranty of Possession.  Lessor warrants that it has the right and authority to execute this Lease, and Lessee, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the leased premises during the full term of this Lease as well as any extension or renewal thereof.  Lessor shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Lessee’s use and enjoyment of the leased premises.

3.05        Inspection.  Lessor or its authorized agents shall at any and all reasonable times have the right to enter the leased premises to inspect the same, conduct tests, environmental audits or other procedures to determine Lessee’s compliance with the terms hereof; to supply any other service to be provided by Lessor; to show the leased premises to prospective purchasers, lessees or mortgagees; to alter, improve or repair the leased premises or any other portion of the Building or for any other purpose Lessor deems.  Lessee hereby waives any claim for damages for injury or inconvenience to or interference with Lessee’s business, any loss of occupancy or use of the leased premises, and any other loss occasioned thereby.  Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the leased premises.  Lessee shall not change Lessor’s lock system or in any other manner prohibit Lessor from entering the leased premises.  Lessor shall have the right to use any and all means which Lessor may deem proper to open any door in an emergency without liability therefor.

3.06        Exemptions from Liability.  Lessor shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Lessee, Lessee’s employees, invitees, customers or any other person in or about the leased premises, whether such damage or injury is caused by results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising on or about the leased premises or upon other portions of any building of which the leased premises is a part, or from other sources or places; or (d) any act or omission of any other tenant of any building of which the leased premises is a part.  Lessor shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Lessee.  Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

3.07        Certificate of Occupancy.  Upon occupancy of the leased premises, Lessee, at its sole cost and expense, shall be required to obtain a Certificate of Occupancy (the “CO”) from the municipality in which the leased premises are located.  Failure of Lessee to obtain and deliver the CO to Lessor upon occupancy shall be a default which shall allow Lessor to pursue the remedies set forth in Article 11.02 of this Lease.

ARTICLE 4.00  UTILITIES AND SERVICE

4.01        Building Services.  Lessor shall provide the normal utility service connections to the building.  Lessee shall pay the cost of all utility services, including, but not limited to, initial connection charges, all charges for gas, electricity, water, sanitary and storm sewer service, and for all electric lights.  However, in a multi-occupancy building, Lessor may provide water to the leased premises, in which case Lessee agrees to pay to Lessor its pro rate share of the cost of such water.  Lessee shall pay all costs caused by Lessee introducing excessive pollutants or solids other than ordinary human waste into the sanitary sewer system, including permits, fees and charges levied by any governmental subdivision for any such pollutants or solids.  Lessee shall be responsible for the installation and maintenance of any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sand traps, grease traps or similar devices as may be required by any governmental subdivision for Lessee’s use of the sanitary sewer system.  If the leased premises are in a multioccupancy building, Lessee shall pay all surcharges levied due to Lessee’s use of sanitary sewer or waste removal services insofar as such surcharges affect Lessor or other lessees in the building.  Lessor shall not be required to pay for any utility services, supplies or upkeep in connection with the leased premises or building.

4.02        Theft or Burglary.  Lessor shall not be liable to Lessee for losses to Lessee’s property or personal injury caused by criminal acts or entry by unauthorized persons into the leased premises or the building.  LESSOR SHALL NOT BE LIABLE TO LESSEE FOR ANY LOSSES TO LESSEE’S PROPERTY OR PERSONAL INJURY CAUSED BY CRIMINAL ACTS OR ENTRY BY UNAUTHORIZED PERSONS INTO THE LEASED PREMISES OR THE BUILDING INCLUDING, WITHOUT LIMITATION, ANY EVENT IN WHICH LESSOR’S NEGLIGENCE MAY HAVE CAUSED OR CONTRIBUTED TO THE LOSS, INJURY OR DAMAGE.

ARTICLE 5.00  REPAIRS AND MAINTENANCE

5.01        Property Condition.  Except as otherwise provided in this Lease, Lessee acknowledges that it has carefully inspected the Premises and that each portion thereof is in good condition and Lessee hereby accepts the premises in their condition existing as of the Lease commencement date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto.  Lessee acknowledges that neither Lessor nor Lessor’s agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee’s business.

5.02        Lessor Repairs.  Lessor shall not be required to make any improvements, replacements or repairs of any kind or character to the leased premises or the project during the term of this Lease except as are set forth in this section.  Lessor shall maintain only the roof, foundation, parking and common areas, and the structural soundness of the exterior walls (excluding windows, windowglass, plate glass and doors).  Lessor’s costs of maintaining the items set forth in this section are subject to the additional rent provisions in section 2.20.  Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Lessor under this Lease.

5.03        Lessee Repairs.  Lessee shall, at its sole cost and expense, maintain, repair and replace all other parts of the leased premises in good repair and condition, including, but not limited to, heating, ventilating and air conditioning systems, electrical and plumbing systems, dock bumpers, pest control and extermination, trash pick-up and removal, and snow removal.  In the event mold is caused by Lessee not complying with this Lease, Lessee shall be responsible for the remediation of any mold present in the leased premises, and report the existence of such mold to Lessor.  Lessee shall repair and pay for any damage caused by any act or omission of Lessee or Lessee’s agents, employees, invitees, licensees or visitors.  If the leased premises are in a multi-occupancy building or project, Lessor reserves the right to perform, on behalf of Lessee, lawn maintenance, painting, trash pick-up and removal; Lessee agrees to pay Lessor, as additional rent, Lessee’s pro rata share of the cost of such services within ten days from receipt of Lessor’s invoice, or Lessor may by monthly invoice direct Lessee to prepay the estimated costs for the current calendar year, and such amount shall be adjusted annually.  If Lessee fails to make the repairs or replacements promptly as required herein, Lessor may, at its option, make the repairs and replacements and the cost of such repairs and replacements shall be charged to Lessee as additional rent and shall become due and payable by Lessee within ten days from receipt of Lessor’s invoice.  Costs incurred under this section are the total responsibility of Lessee and do not constitute operating expenses under section 2.02.

5.04        Request for Repairs.  All requests for repairs or maintenance that are the responsibility of Lessor pursuant to any provision to this Lease must be made in writing to Lessor at the address in section 1.05.

5.05        Lessee Damages.  Lessee shall not allow any damage to be committed on any portion of the leased premises or building, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the leased premises to Lessor in as good condition as existed at the commencement date of this Lease, ordinary wear and tear excepted.  The cost and expense of any repairs necessary to restore the condition of the leased premises shall be borne by Lessee.

5.06        Maintenance Contract.  Lessee shall, at its sole cost and expense, during the term of this Lease maintain a regularly scheduled preventative maintenance/service contract with a maintenance contractor for the servicing of all hot water, heating and air conditioning systems and equipment within the leased premises.  The maintenance contractor and contract must be approved by Lessor and must include monthly servicing, replacement of filters, replacement or adjustment of drive belts, periodic lubrication and oil change and any other services suggested by the equipment manufacturer.  A copy of the service contract shall be provided to Lessor within thirty (30) days following the Commencement Date.  In the event the service contract is not provided, then Lessor shall have the right, but not the obligation, to have the work done and the cost therefore shall be charged to Lessee as additional rent and shall become payable by Lessee with the payment of the rent next due hereunder.

ARTICLE 6.00  ALTERATIONS AND IMPROVEMENTS

6.01        Lessor Improvements.  If construction to the leased premises is to be performed by Lessor prior to or during Lessee’s occupancy, Lessor will complete the construction of the improvements to the leased premises, in accordance with plans and specifications agreed to by Lessor and Lessee, which plans and specifications are made a part of this Lease by reference.  Lessee shall execute a copy of the plans and specifications and change orders, if applicable, setting forth the amount of any costs to be borne by Lessee within seven days of receipt of the plans and specifications.  In the event Lessee fails to execute the plans and specifications and change order within the seven-day period, Lessor may, at its sole option, declare this Lease cancelled or notify Lessee that the base rent shall commence on the completion date even though the improvements to be constructed by Lessor may not be complete.  Any changes or modifications to the approved plans and specifications shall be made and accepted by written change order or agreement signed by Lessor and Lessee and shall constitute an amendment to this Lease.

6.02        Lessee Improvements.  Lessee shall not make or allow to be made any alterations or physical additions in or to the leased premises without first obtaining the written consent of Lessor, which consent may in the sole and absolute discretion of Lessor be denied.  Any alterations, physical additions or improvements of the leased premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease; provided, however, Lessor, at its option, may require Lessee to remove any physical additions and/or repair any alterations in order to restore the leased premises to the condition existing at the time Lessee took possession, all costs of removal and/or alterations to be borne by Lessee.  This clause shall not apply to moveable equipment or furniture owned by Lessee, which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment and furniture are not then subject to any other rights, liens, and interest of Lessor and such removal can be accomplished without material damage to the Leased Premises.  Upon completion of any such work by Lessee, Lessee shall provide Lessor with “as built plans,” copies of all construction contracts and proof of payment for all labor and materials.  To defer the cost to Lessor associated with Lessee Improvements and confirming that such improvements are in accordance with the terms of this Lease and comply with all applicable codes and ordinances, Lessee shall pay to Whitehall Real Estate, Inc., a construction management fee equal to five percent (5%) of the cost of such improvements.  Such fee shall be paid one-half prior to commencement of such improvements and one-half upon completion thereof.

6.03        Mechanics Lien.  Lessee will not permit any mechanic’s or materialman’s lien(s) or other lien to be placed upon the leased premises or the building and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Lessor, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the leased premises, or any part thereof, nor as giving Lessee any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic’s, materialman’s or other lien against the leased premises.  In the event any such lien is attached to the leased premises, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, obtain the release of or otherwise discharge the same.  Any amount paid by Lessor for any of the aforesaid purposes shall be paid by Lessee to Lessor on demand as additional rent.

6.04        Lessee’s Taxes.  Lessee shall be liable for all taxes levied against personal property and trade fixtures placed by Lessee in the Leased Premises.  If any such taxes are levied against Lessor or Lessor’s property and if Lessor elects to pay the same, or if the assessed value of Lessor’s property is increased by inclusion of Lessee’s personal property and trade fixtures in the Leased Premises and Lessor elects to pay the taxes based upon such increase, Lessee shall pay to Lessor upon demand that part of such taxes for which Lessee is primarily liable hereunder.

ARTICLE 7.00  CASUALTY AND INSURANCE

7.01        Substantial Destruction.  If the leased premises should be totally destroyed by fire or other casualty, or if the leased premises should be damaged so that rebuilding cannot reasonably be completed within ninety working days after the date of written notification by Lessee to Lessor of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

7.02        Partial Destruction.  If the leased premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within ninety days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, and Lessor shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the building or other improvements to substantially the same condition in which they existed prior to the damage provided Lessor shall have no obligation to repair or rebuild Lessee’s furniture, fixtures or personal property.  If the destruction was caused by an act or omission of Lessee, its employees, agents, or invitees, Lessee shall pay Lessor the difference between the actual cost of rebuilding or repairing the Leased Premises and any insurance proceeds received by Lessor if the leased premises are to be rebuild or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Lessee, its agents, employees, invitees or those for whom Lessee is responsible, the rent payable under this Lease during the period for which the leased premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances.  If any damage or destruction occurs to the leased premises during the last twenty-four (24) months of the Lease Term, Lessor may elect to terminate this Lease as of the date Lessee notifies Lessor of such damage.

7.03        Lessor Insurance.  Lessor shall at all times during the term of this Lease maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring the Building against all risk of direct physical loss in an amount equal to at least ninety (90) percent of the full replacement cost of the building structure and its improvements as of the date of the loss; provided, Lessor shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee upon or within the leased P\premises, any fixtures installed or paid for by Lessee upon or within the leased premises, or any improvements which Lessee may construct on the leased premises.  Lessee shall have no right in or claim to the proceeds of any policy of insurance maintained by Lessor even if the cost of such insurance is borne by Lessee as set forth in article 2.00.

7.04        Lessee Insurance.  Lessee, at its sole expense, will maintain throughout the Term and any period when it is in possession of the leased premises, insurance (the “Insurance”) issued by and binding upon some solvent insurance company with a rating of A VIII or better, as set forth in the most recent issue of Best’s Insurance Reports, comprehensive general liability insurance with respect to the leased premises and the conduct or operation of Lessee’s business therein, naming Lessor and such other parties designated by Lessor, as an additional insured, in an amount not less than one million dollars ($1,000,000.00) combined single limit.  Lessee shall deliver a certificate of such insurance to Lessor on or before the Commencement Date and thereafter on an annual basis or from time to time upon request.  Such policy shall expressly provide that the policy shall not be canceled or altered without thirty (30) days prior written notice to Lessor and shall remain in effect until such notice shall have been given to Lessor and such period of thirty (30) days shall have expired.  Lessee will cause each such insurance policy to:

A.            be primary, non-contributing with, and not in excess of, any other insurance available to Lessor or the Management Company;

B.            contain a prohibition against cancellation or material change that reduces or restricts the Insurance (except on thirty (30) days prior notice to Lessor and the Management Company by registered mail); and

C.            be in a form and with insurers satisfactory to Lessor and the Management Company.  Upon request from Lessor or upon the placement, renewal, amendment or extension of all or any part of the Insurance, Lessee will immediately deliver to Lessor certificates of insurance (on Lessor’s standard form, if applicable) signed by Lessee’s insurers evidencing the required Insurance or, if required by Lessor or the Management Company, evidence in the form of certified copies of the policies (and no review or approval of any such insurance, certificate, or policy by Lessor or the Management Company shall derogate from or diminish Lessor’s or the Management Company’s rights or Lessee’s obligations contained in this Lease, including, without limitation, those contained in this Article).

The Insurance is as follows:

A.            all risks property insurance on all objects owned or operated by Lessee or by others (other than Lessor) on behalf of Lessee in the Premises or relating to or serving the Premises, with reasonable deductibles of up to three percent (3%) of the replacement cost of property insured.  This insurance will:

1.             name Lessor and Management Company as insureds;

2.             contain a waiver of any subrogation rights that the insurers may have against Lessor and against those for whom any of them is responsible in law (but if Lessee fails to procure such waiver, Lessee will pay to Lessor as liquidated damages payable as Additional Rent on demand all moneys to which any subrogor hereunder becomes entitled and the cost of any legal defense of any claim for subrogations);

3.             cover:

a.             all property owned by Lessee or for which Lessee is legally liable, located within the Project Premises including, but not limited to, Lessee’s Work and Leasehold Improvements in an amount of at least ninety percent (90%) of the full replacement cost, subject to an agreed amount clause; and

b.             twelve (12) months’ direct or indirect loss of earnings including prevention of access to the Premises or to the Project.

The proceeds of the insurance under this section shall be and are hereby assigned and made payable to Lessor, and, to the extent that such proceeds of insurance shall have been paid to Lessor, they shall be released to Lessee (if Lessee is not in default hereunder):

1.             upon Lessee’s written request, in progress payments, at stages determined by Lessor, upon receipt by Lessor of a certificate from its Architect stating that repairs to each stage of the Premises have been satisfactorily completed, free of liens, by Lessee, but if Lessee defaults in making such repairs and if Lessor, at Lessor’s option, performs such repairs, the proceeds may, without limiting Lessor’s rights hereunder and without liability to Lessor, be applied by Lessor to the costs thereof; or

2.             if Lessor terminates this Lease upon the happening of any damage or destruction as is provided herein, but only to the extent of the value of any Trade Fixtures or stock-in-trade of Lessee which Lessee is permitted to remove under the terms of this Lease upon termination of this Lease and not to the extent of the value of any Leasehold Improvements made by or on behalf of Lessee in, to, for or which serve, the Premises, which proceeds shall be retained by Landlord for Landlord’s own use absolutely;

B.            one million dollars ($1,000,000) inclusive limit comprehensive general liability insurance.  This insurance will:

1.             include owners’ protective, products, completed operations, personal injury, employers’, blanket contractual liability coverages, provisions for cross liability, severability of interests and occurrence of property damage;

2.             name Lessor and the Management Company as insureds; and

3.             contain a provision that precludes invalidation as respects the interests of Lessor by reason of any breach or violation of warranties, representations, declarations or conditions.

C.            Lessee’s premises liability insurance for the actual cash value of the Premises, including loss of their use;

D.            five hundred thousand dollars ($500,000) inclusive limits automobile liability insurance on a non-owned form, including contractual liability, and on an owner’s form, covering all licensed vehicles operated by or on behalf of Lessee; and

E.             any other form of insurance and with whatever higher limits that Lessor or the Management Company requires from time to time.

Lessee agrees that, if Lessee fails to take out or keep any such Insurance referred to in this Section, or should any such Insurance not be approved by Lessor or the Management Company, and should Lessee not commence diligently to rectify (and thereafter proceed diligently to rectify) the situation within forty-eight (48) hours after written notice by Lessor to Lessee (stating if Lessor or the Management Company does not approve of such insurance, the reasons therefore), Lessor has the right, without assuming any obligation in connection therewith and without prejudice to any other rights and remedies of Lessor under this Lease, to effect any such Insurance at the sole cost of Lessee and all outlays by Lessor plus an administration fee of twenty percent (20%) thereof shall be immediately paid by Lessee to Lessor as additional rent on the first day of the next month following such payment by Lessor.

7.05        Waiver of Subrogation.  ANYTHING IN THIS LEASE TO THE CONTRARY NOT WITHSTANDING, LESSOR AND LESSEE HEREBY WAIVE AND RELEASE EACH OTHER OF AND FROM ANY AND ALL RIGHT OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION, AGAINST EACH OTHER, THEIR AGENTS, OFFICERS AND EMPLOYEES, FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE LEASED PREMISES, IMPROVEMENTS TO THE BUILDING OF WHICH THE LEASED PREMISES ARE A PART, OR PERSONAL PROPERTY WITHIN THE BUILDING, BY REASON OF FIRE OR THE ELEMENTS, REGARDLESS OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF LESSOR OR LESSEE AND THEIR AGENTS, OFFICERS AND EMPLOYEES.  LESSOR AND LESSEE AGREE IMMEDIATELY TO GIVE THEIR RESPECTIVE INSURANCE COMPANIES WHICH HAVE ISSUED POLICIES OF INSURANCE COVERING ALL RISK OF DIRECT PHYSICAL LOSS, WRITTEN NOTICE OF THE TERMS OF THE MUTUAL WAIVERS CONTAINED IN THIS SECTION AND TO HAVE THE INSURANCE POLICIES PROPERLY ENDORSED, IF NECESSARY, TO PREVENT THE INVALIDATION OF THE INSURANCE COVERAGES BY REASON OF THE MUTUAL WAIVERS.

7.06        Hold Harmless.  Lessor shall not be liable to Lessee or to Lessee’s employees, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property on or about the leased premises caused by any act or omission of Lessee, its agents, servants or employees, or of any other person entering upon the leased premises under express or implied invitation by Lessee, or caused by the improvements located on the leased premises becoming out of repair, the failure or cessation of any service provided by Lessor (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the leased premises.  Lessee agrees to indemnify and hold harmless Lessor of and from any loss, attorney’s fees, expenses or claims arising out of any such damage or injury.

ARTICLE 8.00  CONDEMNATION

8.01        Substantial Taking.  If all or substantial part of the leased premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the leased premises for the purpose for which it is then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority.  Lessee shall have no claim to the condemnation award or proceeds in lieu thereof.

8.02        Partial Taking.  If a portion of the leased premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in section 8.01 above, Lessor shall at Lessor’s sole risk and expense, restore and reconstruct the building and other improvements on the leased premises to the extent necessary to make it reasonably tenantable.  The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances.  Lessee shall have no claim to the condemnation award or proceeds in lieu thereof.

ARTICLE 9.00  ASSIGNMENT OR SUBLEASE

9.01        Lessor Assignment.  Lessor shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the building.  Any such sale, transfer or assignment shall operate to release Lessor from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

9.02        Lessee Assignment.  Lessee shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (except Lessee shall have the right without Lessor’s consent, but provided Lessee notifies Lessor in writing and with supporting financial documentation, to assign this lease to an entity with which Lessee may merge or consolidate, to any subsidiary of Lessee, to any corporation under common control with Lessee, or to a purchaser of substantially all of Lessee’s assets) or mortgage or pledge the same, or sublet the leased premises, in whole or in part, without the prior written consent of Lessor, and in no event shall any such assignment or sublease ever release Lessee or any guarantor from any obligation or liability hereunder.  No assignee or sublessee of the leased premises or any portion thereof may assign or sublet the leased premises or any portion thereof.

9.03        Conditions of Assignment.  If Lessee desires to assign or sublet all or any part of the Leased Premises (except as specifically allowed in Article 9.02), it shall so notify Lessor at least thirty (30) days in advance of the date on which Lessee desires to make such assignment or sublease.  Lessee shall provide Lessor with a copy of the proposed assignment or sublease and such information as Lessor might request concerning the proposed sublessee or assignee to allow Lessor to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee.  Within fifteen (15) days after Lessor’s receipt of Lessee’s proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Lessor shall have the following options:

A.            cancel this Lease as to the Leased Premises or portion thereof proposed to be assigned or sublet;

B.            consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space, Lessee shall pay to Lessor all such excess rent and other excess consideration within ten (10) days following receipt thereof by Lessee; or

C.            refuse, in its sole and absolute discretion and judgment, to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Lessor gives Lessee written notice providing otherwise.

Upon the occurrence of an event of default, if all or any part of the leased premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Lessee by reason of the assignment or sublease, and Lessor shall have a security interest in all properties on the leased premises to secure payment of such sums.  Any collection directly by Lessor from the assignee or sublessee shall not be construed to constitute a novation or a release of Lessee or any guarantor from the further performance of its obligations under this Lease.  As a condition to Lessor’s review of any assignment or sublease, Lessee shall deliver to Lessor a non-refundable fee of $500.00 (except as specifically allowed in Article 9.02) to defer Lessor’s administrative costs with respect thereto.

9.04        Subordination.  Lessee accepts this Lease subject and subordinate to any recorded mortgage or deed of trust lien presently existing or hereafter created upon the building or project and to all existing recorded restrictions, covenants, easements and agreements with respect to the building or project.  Lessor is hereby irrevocably vested with full power and authority to subordinate Lessee’s interest under this Lease to any first mortgage or deed of trust lien hereafter placed on the leased premises, and Lessee agrees upon demand to execute additional instruments subordinating this Lease as Lessor may require.  If the interests of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust lien on the leased premises, Lessee shall be bound to the transferee (sometimes called the “Purchaser”) at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and, if requested by the Purchaser, Lessee agrees to attorn to the Purchaser, including the first mortgage under any such mortgage if it be the Purchaser, as its Lessor.

9.05        Estoppel Certificates.  Lessee agrees to furnish, from time to time, within ten days after receipt of a request from Lessor or Lessor’s mortgagee, a statement certifying, if applicable, the following: Lessee is in possession of the leased premises; the leased premises are acceptable; the Lease is in full force and effect; the Lease in unmodified; Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Lessor; and such other matters as may be reasonably required by Lessor or Lessor’s mortgagee.  Lessee’s failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Lessor, that Lessor is not in default of any of its obligations under this Lease, and that Lessor has not received more than one month’s rent in advance.

9.06        Lessee’s Financial Condition.  Within ten (10) days after written request from Lessor, Lessee shall deliver to Lessor such financial statements as are reasonably required by Lessor to verify the net worth of Lessee, or any assignee, or guarantor of Lessee.  In addition Lessor shall deliver to any lender designated by Lessor any financial statements required by such lender to facilitate the financing or refinancing of the leased premises.  Lessee represents and warrants to Lessor that each such financial statement is a true, complete, and accurate statement as of the date of such statement.  All financial statements shall be confidential and shall be used only for the purposes set forth herein.

ARTICLE 10.00  LIENS

10.01      Landlord’s Lien.  As security for payment of rent, damages and all other payments required to be made by this Lease, Lessee hereby grants to Lessor a lien upon all property of Lessee now or subsequently located upon the leased premises.  If Lessee is in default in the payment of any rentals, damages or other payments required to be made by this Lease or is in default of any other material provision of this Lease and such default has not been cured as determined under the provisions of Article 11.00, Lessor may enter upon the leased premises, by picking or changing locks if necessary, and take possession of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Lessee, sell and convey all or part of the personal property to the highest bidder, delivering to the highest bidder all of Lessee’s title and interest in the personal property sold.  The proceeds of the sale of the personal property shall be applied by Lessor toward the reasonable costs and expenses of the sale, including attorney’s fees, and then toward the payment of all sums then due by Lessee to Lessor under the terms of this Lease.  Any excess remaining shall be paid to Lessee or any other person entitled thereto by law.

10.02      Uniform Commercial Code.  This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the leased premises are situated.  Lessor, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Lessee’s property, now or hereafter located upon the leased premises, which may be granted a secured party, as that term is deemed, under the Uniform Commercial Code to secure to Lessor payment of all sums due and the full performance of all Lessee’s covenants under this Lease.  Lessee will on request execute and deliver to Lessor a financing statement for the purpose of perfecting Lessor’s security interest under this Lease or Lessor may file this Lease or a copy thereof as a financing statement.  Unless otherwise provided by law and for the purpose of exercising any right pursuant to this section, Lessor and Lessee agree that reasonable notice shall be met if such notice is given by ten days written notice, certified mail, return receipt requested, to Lessor or Lessee at the addresses specified herein.

ARTICLE 11.00  DEFAULT AND REMEDIES

11.01      Default by Lessee.  The following shall be deemed to be events of default by Lessee under this Lease; (1) Lessee shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease and the failure is not cured within five (5) days after written notice to Lessee, provided, however, Lessor shall not be required to give Lessee notice more than two times in any calendar year; (2) Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within thirty days after written notice to Lessee.  However, if such nonperformance reasonably requires more than thirty (30) days to cure, Lessee shall not be in default if such cure is commenced within such 30-day period and thereafter diligently pursued to completion; (3) Lessee shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee; or Lessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (4) Lessee shall do or permit to be done any act which results in a lien being filed against the leased premises or the building and/or project of which the leased premises are a part.

11.02      Remedies for Lessee’s Default.  Upon the occurrence of any uncured event of default set forth in this Lease, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

A.            Lessor may terminate this Lease.  If Lessor elects to terminate this Lease, then Lessee shall immediately surrender the leased premises to Lessor and shall be liable for and shall pay to Lessor the sum of all rent and other indebtedness accrued to the date of such termination plus, as damages, an amount equal to the total of (i) the cost of recovering the leased premises, (ii) the cost of removing and storing Lessee’s and other occupants’ property located therein, (iii) the cost of reletting the leased premises, or a portion thereof, whether or not accomplished in one or more phases (including, without limitation, brokerage commissions), (iv) the cost of decorations, repairs, changes, alterations, and additions to the leased premises, (v) the cost of collecting such amounts from Lessee hereunder, and (vi) any other sums of money or damages that may be owed to Lessor as the result of a default by Lessee or the exercise of Lessor’s rights at law or in equity.

B.            Lessor may terminate Lessee’s rights to occupy the leased premises without terminating this Lease.  If Lessor elects to terminate Lessee’s right to occupy the leased premises, Lessee shall remain liable for the payment of the total rent due under this Lease for the remainder of the term of this Lease.  In addition, Lessee shall be liable for and shall pay to Lessor, on demand, an amount equal to the costs described in subsection 11.02(a) above.  Lessor may file suit to recover any sums falling due under the terms hereof from time to time, and no delivery to or recovery by Lessor of any portion of the sums due Lessor hereunder shall be a defense in any action to recover any amount not theretofore reduced to judgment and/or collected by Lessor.  Lessor shall not be obligated to relet the leased premises before leasing other portions of the building, it being the intent of the parties that Lessee shall not be placed in a preferential position by reason of Lessee’s own default.  Any sums received by Lessor through reletting shall reduce the sums owing by Lessee hereunder, but in no event shall Lessee be entitled to any excess of any sums obtained by reletting over and above the rent to be paid by Lessee under this Lease.  In the alternative, Lessor may elect to immediately recover, as damages, a sum equal to the difference between (i) the total rent due under this Lease for the remainder of the Lease term and (ii) the then fair market rental value of the leased premises during such period, discounted to present value at a rate determined by Lessor, in its sole discretion (“Discounted Future Rent”).  In such event, Lessor shall have no responsibility whatsoever to attempt to relet the leased premises or to apply any rentals received by Lessor as a result of any such reletting to Lessee’s obligations hereunder; and the aggregate amount of all damages due to Lessor, including the Discounted Future Rent, shall be immediately due and payable to Lessor upon demand.

C.            Lessor may enter upon the leased premises and do whatever Lessee is obligated to do under the terms of this Lease without terminating this Lease or terminating Lessee’s right to occupy the leased premises.  In such event, Lessee shall reimburse Lessor on demand for any expenses which Lessor may incur in affecting compliance with Lessee’s obligations under this Lease, and Lessor shall not be liable for any damages resulting to Lessee from such action.

D.            Lessor may exercise all of the remedies available to Lessor at law or in equity, including, without limitation, injunctive relief of all varieties.

The provisions of this Section 11.02 shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.  No act or thing done by Lessor or its agents during the Lease term shall be deemed to be an acceptance of an attempted surrender of the leased premises, and no agreement to accept the surrender of the leased premises shall be valid unless made in writing and signed by Lessor.  No re-entry or taking possession of the leased premises by Lessor (including a termination of Lessee’s right to occupy the leased premises or a reletting subsequent to such election) shall be construed as an election on Lessor’s part to terminate this Lease unless a written notice of such termination is given to Lessee.  The failure of Lessor to insist at any time upon the strict performance of any covenant or agreement herein or to exercise any option, right, power, or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future.  No payment by Lessee or receipt by Lessor of a lesser amount than the amount then due under this Lease shall be deemed to be other than on account of the earliest obligation of Lessee due hereunder, nor shall endorsement or statement on any check or any letter accompanying any cheek or payment be deemed an accord and satisfaction.  Lessor may accept any such check or payment without prejudice to Lessor’s right to recover the balance of such obligation of Lessee or pursue any other remedy provided in this Lease.  All rights, privileges, and remedies afforded Lessor by this Lease or by law shall be deemed cumulative, and the exercise of any one of such rights, privileges, or remedies shall not be deemed to be a waiver of any other right, privilege, or remedy provided for herein or granted by law or in equity, except as may otherwise be expressly provided pursuant to the terms of this Lease.  In the event Lessor elects to terminate this Lease or terminate Lessee’s right to occupy the leased premises after a default by Lessee, Lessor may, without prejudice to any other remedy which Lessor may have, expel or remove Lessee and any other person who may be occupying the leased premises or any part thereof.  In addition, Lessor may change or alter the locks and other security devices on the doors to the leased premises; and Lessee hereby waives, to the fullest extent allowed by law, any requirement that notice be posted on the leased premises as to the location of a key to such new locks and any right to obtain such a key.  In addition, to all of the remedies set forth herein, Lessor shall, if applicable, be entitled to receive a cash payment from Lessee on demand in an amount equal to all “Reimbursable Costs” (as defined below) which have not yet vested in Lessee and to terminate any remaining Lease concessions which have not yet accrued under this Lease.  As used herein, the term “Reimbursable Costs” shall mean the total of (i) the difference between the average rent payable by Lessee over the entire term of this Lease and the rate of rent payable by Lessee from the commencement date to the date of default and (ii) the aggregate dollar amount which had been paid by Lessor in connection with this Lease, including, without limitation, amounts reimbursed to Lessee or paid on behalf of Lessee under this Lease and any brokerage commission paid or payable by Lessor in connection with the execution of this Lease.  Because the Reimbursable Costs were incurred by Lessor in reliance upon Lessee’s fully performing Lessee’s obligations under this Lease, Lessee hereby acknowledges that Lessor will be damaged, upon a default by Lessee, in an amount equal to the aggregate dollar value of the Reimbursable Costs which have not yet vested in Lessee.  Lessee shall vest as to Reimbursable Costs on a pro rata basis for each calendar month during the Lease term for which Lessee has paid rent and is not otherwise in default hereunder.  No vesting shall occur with respect to any month for which Lessee has not paid rent or for which Lessee is otherwise in default hereunder.

11.03      Notice of Default.  Lessee shall give written notice of any failure by Lessor to perform any of its obligations under this Lease to Lessor and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Leased Premises whose name and address have been furnished to Lessee in writing.  Lessor shall not be in default under this Lease unless Lessor (or such ground lessor, mortgagee or beneficiary) fails to cure such nonperformance within thirty (30) days after receipt of Lessee’s notice.  However, if such nonperformance reasonably requires more than thirty (30) days to cure, Lessor shall not be in default if such cure is commenced within such 30-day period and thereafter diligently pursued to completion.

ARTICLE 12.00  RELOCATION

12.01      Relocation Option.  In the event Lessor determines to utilize the leased premises for other purposes during the term of the Lease, Lessee agrees to relocate to other space in the building and/or project designated by Lessor, provided such other space is of equal or larger size than the leased premises.

12.02      Expenses.  Lessor shall pay all out-of-pocket expenses of any such relocation, including the expenses of moving and reconstruction of all Lessee furnished and Lessor furnished improvements.  In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or conditions of this Lease, but with the new location substituted for the old location set forth in section 1.02 of this Lease.

ARTICLE 13.00  DEFINITIONS

13.01      Act of God or Force Majeure.  An “act of God” or “force majeure” is defined for purposes of this Lease as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor and which by the exercise of due diligence Lessor is unable, wholly or in part, to prevent or overcome.

13.02      Building or Project.  “Building” or “project” as used in this Lease means the building and/or project described in section 1.02, including the leased premises and the land upon which the building or project is situated.

13.03      Commencement Date.  “Commencement date” shall be the date set forth in section 1.03.  The commencement date shall constitute the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession.

13.04      Delay in Possession.  Notwithstanding said commencement date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof, but in such case Lessee shall not be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Lessee provided however, that if Lessor shall not have delivered possession of the Premises within one hundred and twenty (120) days from said commencement date, Lessee may at Lessee’s option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Lessee is not received by Lessor within said ten (10) day period, Lessee’s right to cancel this Lease hereunder shall terminate and be of no further force or effect.

13.05      Early Possession.  Notwithstanding the commencement date of this Lease, Lessee shall have the right to occupy the space from completion of Lessor’s work.  If Lessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions of this Lease, and such occupancy shall not advance the termination date.  Unless provided otherwise herein, Lessee shall pay base rent and all other charges specified in this Lease for the period of occupancy.

13.06      Completion Date.  “Completion date” shall be the date on which the improvements erected and to erect upon the leased premises shall have been “substantially completed” in accordance with the plans and specifications described in Article 6.00.  The completion date shall constitute the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession.  Lessor shall use its best efforts to establish the completion date as the date set forth in section 1.03.  In the event that the improvements have not in fact been completed as of that date, Lessee shall notify Lessor in writing of its objections.  Lessor shall have a reasonable time after delivery of the notice in which to take such corrective action as may be necessary and shall notify Lessee in writing as soon as it deems such corrective action has been completed and the improvements are ready for occupancy.  Upon completion of construction, Lessee shall deliver to Lessor a letter accepting the leased premises as suitable for the purposes for which they are let and the date of such letter shall constitute the commencement of the term of this Lease.  Whether or not Lessee has executed such letter of acceptance, taking possession of the leased premises by Lessee shall be deemed to establish conclusively that the improvements have been completed in accordance with the plans and specifications, are suitable for the purposes for which the leased premises are let, and that the leased premises are in good and satisfactory condition as of the date possession was so taken by Lessee, except for latent defects, if any.  As used herein, the term “substantially completed” shall mean such improvements have been completed in accordance with the Plans and Specifications and the Premises are in good condition, subject only to completion of minor punch list items.  A certificate by Lessor’s architect that the work has been substantially completed shall be final and binding upon the Lessor and Lessee.

13.07      Square Feet.  “Square feet” or “square foot” as used in this Lease includes the areas contained within the leased premises together with a common area percentage factor of the leased premises proportionate to the total building area.  Lessee hereby acknowledges that it has carefully inspected the leased premises in the building forming the subject of the Lease and agrees that said leased premises comprise approximately the square footage in section 1.02.  Should it ever be determined that the building is larger or smaller than said square footage, neither party shall have any right, claim or action against the other by reason of that fact.

ARTICLE 14.00  ENVIRONMENTAL REPRESENTATIONS AND INDEMNITY

14.01      Hazardous Materials.

A.            Hazardous Material Upon Premises Prohibited.

Lessee shall not cause or permit any Hazardous Material (as defined in Paragraph 14.01) to be released, brought upon, stored, produced, disposed or used upon, about or beneath the Premises by Lessee, its agents, employees, contractors or invitees.

B.            Indemnification of Lessor for Environmental Damages.

Lessee shall indemnify, defend and hold Lessor harmless from and against any and all Environmental Damages which arise from (1) the presence upon, about or beneath the Premises of any “Hazardous Materials” (as defined in this Lease) or of any chemical substance requiring remediation under any federal, state or local statute, regulation, ordinance or policy; or (2) the breach of any of the provisions of this Lease.  For the purpose of this Lease, “Environmental Damages” shall mean (a) All claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminutive in the value of the Premises, damages for the loss of or restriction on use of rentable space or any amenity of the Premises and from any service rentable or usable space or of any amenity of the Premises and from any adverse impact on Lessor’s marketing of space); (b) All sums paid for settlement of claims, attorney’s fees, consultant’s fees and expert’s fees; and (c) All costs incurred by Lessor in connection with investigation of Hazardous Material (as defined in this Lease) upon, about or beneath the Premises, the preparation of any feasibility studies or reports and the performance of any clean-up, remediation, removal or governmental agency or political subdivision necessary for Lessor to make full economic use of the Premises, or otherwise required under this Lease.  Lessee’s obligation under this Section shall survive the expiration of this Lease.

C.            Obligation of Lessee to Remediate Premises.

Notwithstanding the obligation of Lessee to indemnify Lessor pursuant to this Lease, Lessee shall, at its sole cost and expense, promptly take all actions required by any federal, state or local governmental agency or political subdivision or necessary for Lessor to make full economic use of the Premises, which requirements or necessity arise from the presence upon, about or beneath the Premises of any Hazardous Materials (as defined in this Lease), provided that the introduction of such Hazardous Materials shall have originated during the term of this Lease.  Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises, the preparation of any feasibility studies or reports and the performance of any clean-up, remedial, removal or restoration work.  Lessee shall take all actions necessary to restore the Premises to the condition existing prior to the introduction of the Hazardous Material upon, about or beneath the Premises, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies.  Lessee shall nevertheless obtain Lessor’s approval prior to undertaking any activities required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises.  The obligations of Lessee pursuant to this Section shall not apply to situations where Hazardous Materials are released, brought upon, stored, produced, emitted, disposed of or used upon, about or beneath the Premises at a time or times other than during the term of this Lease except where its agents, employees, contractors or invitees or as a result of the acts or omissions of any agent, employee, contractor or invitee of any permitted sublessee or assignee of Lessee, Lessee’s obligations under this Section shall survive the expiration of this Lease.

D.            “Hazardous Material” Defined.

“Hazardous Material” means any material or substance (1) defined as a hazardous substance pursuant to the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and amendments thereto and regulations promulgated thereunder; (2) containing gasoline, oil, diesel fuel or other petroleum products; (3) defined as a “hazardous waste” pursuant to the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 9601 et. seq.) and amendments thereto and regulations promulgated thereunder; (4) containing polychlorinated biphenyls (PCB’s) (5) containing asbestos; (6) radioactive; (7) biological or (8) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance or policy or which is or becomes defined as a “hazardous waste” or “hazardous substance” under any federal, state or local statute, regulation or ordinance and any toxic explosive, corrosive or otherwise hazardous substance, material or waste which is or becomes regulated by any federal, state or local governmental authority, or which causes a nuisance upon or waste to the Premises.

ARTICLE 15.00  MISCELLANEOUS

15.01      Waiver.  Failure of Lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Lessor shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease.  Pursuit of any one or more of the remedies set forth in Article 11.00 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any rent damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease.  Failure by Lessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

15.02      Act of God.  Lessor shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by Lessee.

15.03      Attorney’s Fees.  In the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the leased premises, Lessee agrees to pay Lessor’s costs of collection, including reasonable attorney’s fees for the services of the attorney, whether suit is actually filed or not.

15.04      Successors.  This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns.  It is hereby covenanted and agreed that should Lessor’s interest in the leased premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Lessee hereunder agrees to attorn to the then owner of the leased premises.

15.05      Rent Tax.  If applicable in the jurisdiction where the leased premises are situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county, or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease.  Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

15.06      Captions.  The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any section.

15.07      Notice.  All rent and other payments required to be made by Lessee shall be payable to Lessor at the address set forth in section 1.05.  All payments required to be made by Lessor to Lessee shall be payable to Lessee at the address set forth in section 1.05, or at any other address within the United States as Lessee may specify from time to time by written notice.  Any notice or document required or permitted under this Lease shall be in writing and shall be personally delivered or shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in section 1.05.

15.08      Submission of Lease.  Submission of this Lease to Lessee for signature does not constitute a reservation of space or an option to lease.  This Lease is not effective until execution by and delivery to both Lessor and Lessee.

15.09      Corporate Authority.  If Lessee executes this Lease as a corporation, each of the persons executing this Lease on behalf of Lessee does hereby personally represent and warrant that Lessee is a duly authorized and existing corporation, that Lessee is qualified to do business in the state in which the leased premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so.  In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Lessee.

15.10      Severability.  If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

15.11      Joint and Several Liability.  All parties signing this Lease as Lessee shall be jointly and severally liable for all obligations of Lessee.

15.12      Lessor’s Liability.  If Lessor shall be in default under this Lease and, if as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the right, title and interest of Lessor in the building as the same may then be encumbered and neither Lessor nor any person or entity comprising Lessor shall be liable for any deficiency.  In no event shall Lessee have the right to levy execution against any property of Lessor nor any person or entity comprising Lessor other than its interest in the building as herein expressly provided.

15.13      Broker.  Lessee represents and warrants that Lessee has dealt with no broker except the broker which has been identified to Lessor and that, insofar as Lessee knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith.  Lessee shall indemnify and hold Lessor harmless from and against all claims (and costs of defending against and investigating such claims) of any other broker or similar parties claiming under Lessee in connection with this Lease.

15.14      The laws of the State of Texas shall govern this Lease.

15.15      DTPA Waiver.  LESSEE WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES — CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS.  AFTER CONSULTATION WITH AN ATTORNEY OF LESSEE’S OWN SELECTION, LESSEE VOLUNTARILY CONSENTS TO THIS WAIVER.

15.16      Construction of Lease.  Lessee declares that Lessee has read and understands all parts of this Lease, including all printed parts hereof.  It is agreed that, in the construction and interpretation of the terms of this Lease, the rule of construction that a document is to be construed most strictly against the party who prepared the same shall not be applied, it being agreed that both parties hereto have participated in the preparation of the final form of this Lease.  Wherever in this Lease provision is made for liquidated damages, it is because the parties hereto acknowledge and agree that the determination of actual damages (of which such liquidated damages are in lieu) is speculative and difficult to determine; the parties agree that liquidated damages herein are not a penalty.

ARTICLE 16.00  AMENDMENT AND LIMITATION OF WARRANTIES

16.01      Entire Agreement.  IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

16.02      Amendment.  THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LESSOR AND LESSEE.

16.03      Limitation of Warranties.  LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

ARTICLE 17.00  OTHER PROVISIONS

17.01      Lessee accepts the Leased Premises in an “AS IS” condition except:

A.            Lessor will install carpet (Cumberland Glory Days or equivalent) as outlined on exhibit A.

17.02      Lessor will deliver the HVAC in good working order.  If Lessee requires any work to be done under this paragraph, Lessee agrees to submit written notice to Lessor within the first sixty (60) days of the Lease Term, otherwise the HVAC will be deemed to have been delivered in good working order.

17.03      Provided Lessee fully complies with paragraph 5.06, Lessor agrees that Lessor will be responsible during the primary term for any major repairs, defined as repairs that cost in excess of one thousand dollars ($1,000.00) to the HVAC units only.  Notwithstanding the foregoing and anything to the contrary herein, Lessee agrees to pay the first $500.00 per occurrence prior to commencement of the work.

ARTICLE 18.00  SIGNATURES

Signed this 4th day of September, 2003.

LESSOR		LESSEE

PARKWAY POINT JOINT VENTURE		MATHSTAR, INC.

By:	/s/ Roy H. Greenberg	By:	/s/ Bryon Bequette

ROY H. GREENBERG, BOARD MEMBER		BRYON BEQUETTE, CFO

RULES AND REGULATIONS

1.             Lessor agrees to furnish Lessee six keys without charge.  Additional keys will be furnished at a nominal charge.  Lessee shall not change locks or install additional locks on doors without prior written consent of Lessor.  Lessee shall not make or cause to be made duplicates of keys procured from Lessor without prior approval of Lessor.  All keys to leased premises shall be surrendered to Lessor upon termination of this Lease.

2.             Lessee will refer all contractors, contractor’s representatives and installation technicians rendering any service on or to the leased premises for Lessee to Lessor for Lessor’s approval before performance of any contractual service.  Lessee’s contractors and installation technicians shall comply with Lessor’s rules and regulations pertaining to construction and installation.  This provision shall apply to all work performed on or about the leased premises or project, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the leased premises or project.

3.             Lessee shall not at any time occupy any part of the leased premises or project as sleeping or lodging quarters.

4.             Lessee shall not place, install or operate on the leased premises or in any part of the building any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the leased premises or project any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Lessor.

5.             Lessor will not be responsible for lost or stolen personal property, equipment, money or jewelry from the leased premises or the project regardless of whether such loss occurs when the area is locked against entry or not.

6.             No dogs, cats, fowl, or other animals shall be brought into or kept in or about the leased premises or project.

7.             Employees of Lessor shall not receive or carry messages for or to any Lessee or other person or contract with or render free or paid services to any Lessee or to any of Lessee’s agents, employees, or invitees.

8.             None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area used by Lessee’s agents, employees or invitees at any time for purposes inconsistent with their designation by Lessor.

9.             The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or by the defacing or injury of any part of the building shall be borne by the person who shall occasion it.  No person shall waste water by interfering with the faucets or otherwise.

10.           No person shall disturb occupants of the building by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises or any unreasonable use.

11.           Nothing shall be thrown out of the windows of the building or down the stairways or other passages.

12.           Lessee and its employees, agents and invitees shall park their vehicles only in those parking areas designated by Lessor.  Lessee shall furnish Lessor with state automobile license numbers of Lessee’s vehicles and its employees’ vehicles within five days after taking possession of the leased premises and shall notify Lessor of any changes within five days after such change occurs.  Lessee shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on the leased premises or project.  If Lessee or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Lessor, after giving written notice to Lessee of such violation, shall have the right to remove such vehicles at Lessee’s expense.

13.           Parking in a parking garage or area shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Lessor.  Failure to observe the rules and regulations shall terminate Lessee’s right to use the parking garage or area and subject the vehicle in violation of the parking rules and regulations to removal and impoundment.  No termination of parking privileges or removal of impoundment of a vehicle shall create any liability on Lessor or be deemed to interfere with Lessee’s right to possession of its leased premises.  Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed.  Parking is prohibited in areas not striped for parking, in aisles, where “No Parking” signs are posted, on ramps, in cross hatched areas, and in other areas as may be designated by Lessor.  Parking stickers or other forms of identification supplied by Lessor shall remain the property of Lessor and not the property of Lessee and are not transferable.  Every person is required to park and lock his vehicle.  All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

14.           Movement in or out of the building of furniture or office supplies and equipment, or dispatch or receipt by Lessee of any merchandise or materials which requires use of elevators or stairways, or movement through the building entrances or lobby, shall be restricted to hours designated by Lessor.  All such movement shall be under supervision of Lessor and carried out in the manner agreed between Lessee and Lessor by prearrangement before performance.  Such prearrangements will include determination by Lessor of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building.  Lessee assumes, and shall indemnify Lessor against, all risks

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and claims of damage to persons and properties arising in connection with any said movement.

15.           Lessor shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort or duration in connection with the elevator service.

16.           Lessee shall not lay floor covering within the leased premises without written approval of the Lessor.  The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

17.           Lessee agrees to cooperate and assist Lessor in the prevention of canvassing, soliciting and peddling within the building or project.

18.           Lessor reserves the right to exclude from the building or project, between the hours of 6:00 p.m. and 7:00 a.m. on weekdays and at all hours on Saturday, Sunday and legal holidays, all persons who are not known to the building or project security personnel and who do not present a pass to the building signed by the Lessee.  Each Lessee shall be responsible for all persons for whom he supplies a pass.

19.           It is Lessor’s desire to maintain in the building or project the highest standard of dignity and good taste consistent with comfort and convenience for Lessees.  Any action or condition not meeting this high standard should be reported directly to Lessor.  Your cooperation will be mutually beneficial and sincerely appreciated.  Lessor reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the leased premises and for the preservation of good order therein.

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EXHIBIT “A”

FLOOR PLAN

701 E. Plano Parkway, Suite 110

3,525 square feet

A-1

“EXHIBIT B”

Attached to and made a part of Lease bearing the

Lease Reference Date August 6, 2003, between

PARKWAY POINT JOINT VENTURE as Lessor and

MATHSTAR, INC. as Lessee.

ADDITIONAL SURRENDER CONDITIONS

Prior to vacating the Premises, it must be left in good, clean condition with all systems in good working order.  The items that will be inspected by Lessor are listed below, but are not limited to the following:

1.             Service and repair all heating and air conditioning equipment, exhaust fans and hot water heater.  Provide Lessor’s office with a copy of the inspection and service report provided by the mechanical contractor.

2.             All lights in the office and warehouse must be working.  Relamp and/or reballast the fixtures as necessary.

3.             Overhead doors must be serviced and repaired.

4.             All exterior metal doors, including hardware should be serviced or replaced as necessary.

5.             All exterior glass doors and window glass, including hardware should be serviced and replaced as necessary.

6.             Repair all damaged sheetrock in the office area and in the warehouse along the demising walls.

7.             Office and warehouse floors should be left in good, clean condition.

8.             Fire sprinkler system (if available) must have a current year inspection.

9.             Any exterior signage must be removed; repair and repaint the fascia as necessary.

10.           Return all front and back door keys, and all interior office door keys.

11.           All broken or missing ceiling tiles must be replaced.

If the Lessee elects not to do any of the above, please note that the Lessor will have the necessary repairs made and deduct the expenses from the Security Deposit.

B-1